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                         MARKETING COOPERATION AGREEMENT


     This Marketing Cooperation Agreement dated December 8, 1999, is between Cavion Technologies, Inc. dba cavion.com ("Cavion"), and Mission Critical Recovery, Inc. ("MCR"). MCR is a leading provider of electronic data vaulting services for credit unions. Cavion is a leading provider of secure Internet access, transactional banking and other network services, including a private financial network (CuInet) to credit unions. MCR and Cavion desire to enter into a marketing cooperation relationship for their mutual benefit.

It is agreed as follows:

1. MARKETING COOPERATION. MCR will promote the Cavion network services, on a nonexclusive basis, to its credit union clients and prospects. Cavion will refer its credit union clients and prospects to MCR, on a nonexclusive basis, electronic data vaulting. The parties will engage in joint advertising and product-oriented public relations, as mutually agreed from time to time during the term of this agreement. Each party will at all times give prompt, courteous and efficient service to clients, and will do nothing which tends to injure the reputation or goodwill of the other party.

2. WEB SITE LINKS. The parties will provide links to each other's web sites on the terms described in this section. For purposes of this agreement, "link" means a hypertext link to the home page of a web site that connects the user to that web site, "host site" means a party's web site on which a link to the other party's web site is displayed, and "target site" means the web site to which a link connects.

     2.1 Each party will provide a text file incorporating a link to that party's target site (a "link file"). The link file, in a form mutually agreed upon, will be incorporated into the HTML files of the other party's host site. The link will be located on a page of the host site chosen by the host site owner with input from the target site owner. The party providing the link file may request updates to the link file from time to time.

     2.2 Each party hereby grants to the other, during the term of this agreement and subject to the provisions of this agreement, a nonexclusive nontransferable license to establish a link from the host site to the target site, and to use the link file provided by the target site owner for the purpose of establishing such link. This license does not include rights to (a) use the link file for any other purpose, (b) modify or create a derivative work based on the link file, or (c) sublicense or transfer this license to any third party. All rights not explicitly granted to the host site owner under this section are reserved to the target site owner.

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3.   NO FEES. Except as otherwise agreed, (a) each party will bear its own costs of the activities contracted for under this Marketing Cooperation
     Agreement.

4. WARRANTIES AND LIMIT OF LIABILITY. Each party represents and warrants to the other that (a) it owns or has the right to use all material contained in the link file and all materials at the target site, and (b) the use of the link file as contemplated by this agreement does not violate any criminal laws or infringe the patent, copyright, trademark or trade secret rights of any third party. EACH PARTY DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, AUTHORITY OR NONINFRINGEMENT. In no event will either party be liable for any incidental, consequential or exemplary damages, even if the party is aware of the possibility of such damages.

5. CONFIDENTIALITY. Each party will maintain the confidentiality of all confidential and proprietary information furnished to it by the other party under this agreement, and will not use or disclose any such confidential or proprietary information except as required to perform its obligations or enforce its rights under this agreement, or as required by law or court order to be disclosed. Neither party will have any rights to any proprietary information or intellectual property of the other party by virtue of this agreement. Any public announcement regarding this agreement will require prior approval of both parties. The provisions of this section will survive termination of this agreement for two years, or in the case of any trade secret, as long as such information remains a trade secret.

6. INDEMNITIES. Each party indemnifies the other (and its affiliates and agents) against all loss, liability or expense (including reasonable attorney and witness fees and expenses) arising out of or related to the indemnifying party's link file or any materials at its target site, including any claim that materials of the indemnifying party infringe the patent, copyright, trademark or trade secret rights of any third party. For this purpose, "materials" of a party means any content or technology used or supplied by that party for use with the link file or the target site. In each case, the indemnity is subject to the conditions that:

          (a) the indemnifying party is notified of the claim in a timely manner;

          (b) the indemnified party provides all reasonable assistance to defend against the claim at the indemnifying party's expense; and

          (c) the indemnifying party is given control of the defense and settlement.

     The provisions of this section will survive termination of this agreement for a period equal to the statute of limitations governing the indemnified claim, and will continue to apply to any claim filed within that period.



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7.   TERM AND TERMINATION. The term of this agreement will be for three years from the date hereof. Thereafter, this agreement will automatically renew for additional three-year periods unless terminated by either party by notice at least 90 days prior to the renewal date. Either party may terminate this agreement upon at least 90 days notice to the other. Either party may terminate this agreement immediately upon notice to the other:

          (a) if the other party materially breaches any of its obligations under this agreement and the breach is not cured within 30 days after notice thereof; or

          (b) if insolvency proceedings pursuant to any federal or state law are filed by the other party, or are filed against the other party and not dismissed within 30 days; if substantially all of the assets of the other party are transferred to an assignee for the benefit of creditors, a receiver or a trustee in bankruptcy; if the other party is adjudged bankrupt; or if the other party ceases to carry on business.

8.   GENERAL.

     8.1 The parties are independent contractors. Neither party is an agent or partner of the other, or has the right to incur any obligation on behalf of the other. Each party may use the other's name and trademarks only with the other's prior written consent. Upon termination of this agreement, all use of such names and trademarks will immediately be discontinued, and each party will return to the other all promotional materials and other items bearing the other's name or trademarks that are in its possession. Each party will set its own prices for the services to which clients are referred under this agreement.

     8.2 Notices under this agreement will be in writing and will be effective when received by certified mail, overnight courier, fax or hand delivery to the address set forth below (as may be changed from time to time by written notice). Refusal to accept delivery will be deemed receipt.

     8.3 This agreement will be binding upon the assigns and successors in interest of the parties. Neither party may assign this agreement without the other party's written consent, which will not unreasonably be withheld. This agreement is governed by the laws of the State of Colorado. No provision of this agreement may be waived or modified except in writing signed by MCR and Cavion. This agreement is the entire agreement between the parties as to its subject matter, and supersedes any other communications between the parties. This agreement may be executed in counterparts, each of which will constitute an original. If any provision of this agreement is found to be invalid or unenforceable, such provision will be modified (in the affected jurisdiction) to the minimum extent required, and the remainder hereof will not be affected.

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         IN WITNESS WHEREOF, the parties have executed this Marketing
Cooperation Agreement as of the date first written above.


MISSION CRITICAL RECOVERY, INC.         CAVION TECHNOLOGIES, INC.


By:                                     By:
   ----------------------------            ------------------------------------

Title:                                  Title:
      -------------------------               ---------------------------------

Address:                                Address:
        -----------------------                 -------------------------------

Mission Critical Recovery, Inc.         Cavion Technologies, Inc.
6195-4 Lake Gray Blvd.                  7475 Dakin Street, Suite 607
Jacksonville, Florida 32244             Denver, Colorado 80221-6920
Attn:                                   Attn: President
Fax:     904-771-7310                   Fax:     303-657-8210
Voice:  904-771-9588                    Voice:  303-657-8212




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